December 28, 2004


U.S. Securities and Exchange Commission 450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

         On December 22, 2004, this Firm received a copy of a Form 8-K Current Report to be filed by Dyadic International, Inc., a Delaware corporation formerly known as CCP Worldwide, Inc. (SEC File No. 333-102629, CIK # 1213809), reporting Item 4.01 - Change in Registrant's Certifying Accountant.

         We have no disagreements with the statements made in the Form 8-K Current Report, Item 4.01 disclosures as it pertains to our Firm.

                                                            Sincerely yours,
                                                            /s/ SHERB & CO., LLP
                                                            SHERB & CO., LLP